Exhibit 99

Best Buy Announces Leadership Changes to U.S. Business
Company Will Hold an Analyst and Investor Meeting in New York City on November 1, 2012
Previews Expected Fiscal Third Quarter Earnings

MINNEAPOLIS, October 24, 2012 - In a move to make Best Buy more responsive to business opportunities and challenges, the company announced today a new leadership organization for its U.S. operations. The senior-most layer of the U.S. operation is being removed; resulting in a leaner structure intended to improve the company's agility.

“One thing I have learned in helping turn companies around is that a business needs to have a nimble organization,” said Best Buy President and CEO Hubert Joly. “Our new organization will help build a closer connection to our customers and front line employees, as well as accelerate our transformation.”

Effective January 1, 2013, Best Buy's operations in the U.S. will be structured around the following groups:

•	Two Channels - Online and Retail: While online continues to be overseen by Stephen Gillett, president of Digital and Marketing, Shawn Score is appointed to lead the U.S. retail channel.

•
Three Business Groups - Connectivity, Home and Services: Jude Buckley is promoted to head the Connectivity Business Group, succeeding Shawn Score, while Home and Services will continue to be led respectively by Mike Mohan and George Sherman.

•	Support functions, including Human Resources, Finance, Legal and Marketing, where there are no leadership changes.

In this phase of Best Buy's transformation, these groups will report directly to Joly. The current president of Best Buy's U.S. business, Mike Vitelli, will retire from the company at the end of the fiscal year. He will work closely with Joly to ensure a smooth transition. Executive Vice President of U.S. Operations Tim Sheehan will leave the company at the end of the month.

“Shawn Score and Jude Buckley have done a great job growing Best Buy Mobile and then leading the Connectivity Business Group. I look forward to working with them and the rest of our team as we re-invigorate and rejuvenate Best Buy,” said Joly. “Mike Vitelli and I will work closely together during the next few months to ensure a smooth transition. I am very grateful to him for everything he has done for the company and for his terrific support.”

“My time here has been incredibly rewarding and a true honor. The next few months will be devoted to winning this holiday season while working with the leadership team, our vendors and other partners to ensure an orderly transition,” said Vitelli. “I will miss the men and women of Best Buy and retire from this great company certain that its best days are ahead.”

The channel and business group changes announced today will be effective on January 1, 2013, as Best Buy focuses more immediately on the holiday selling season. In recent weeks, the company has emphasized a series of initiatives designed to attract more consumers to its e-commerce platforms and physical stores, including offering free shipping. Over the past several months the company has significantly increased its investment to train its sales force to better serve its customers. For the holiday season, Best Buy has also given its sales associates, known as Blue Shirts, the authority to match online prices in key categories.

Analyst and Investor Day on November 1, 2012

Best Buy will hold an Analyst and Investor Day on November 1, 2012 in New York City, with presentations beginning at 1:00 p.m. ET. The event will be hosted by Hubert Joly, Best Buy's President and CEO. Mr. Joly will share his assessment of the business and the areas of focus going forward. The event will also include presentations by other members of the executive team.

The presentations will be broadcast live via the internet and available on Best Buy's investor relations website (www.investors.bestbuy.com).

Exhibit 99

Fiscal Third Quarter 2013 Results Update

The company is providing an update on its expected results for the fiscal third quarter ending November 3, 2012. Comparable store sales are expected to decline at a rate consistent with the range of results for the first two quarters of fiscal 2013 (-5.3% in the first quarter and -3.2% in the second quarter). Gross profit rate is expected to decline at a rate similar to that experienced in the fiscal second quarter of 2013, with a decline of more than 100 basis points compared to the prior-year period, due to the impact of product mix and product transitions in advance of several key new product launches. The company expects SG&A expense percentage growth to be in the low single digits over the prior-year period, due to investments related to the company's strategic focus on improved customer service (including increased training and higher compensation costs for sales associates). As a result, the company expects fiscal third quarter adjusted (non-GAAP) earnings per diluted share will be significantly below the prior-year period.

The company plans to release fiscal third quarter 2013 results on Tuesday, November 20, 2012 at approximately 7:00 a.m. CT and is scheduled to conduct an earnings conference call at 8:00 a.m. CT (9:00 a.m. ET) on that same day.

Forward-Looking and Cautionary Statements:
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. A list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy's Annual Report on Form 10-K filed with the SEC on May 1, 2012. Best Buy cautions that any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

Shawn Score
Shawn Score is the senior vice president, general manager, of Best Buy's Connectivity Business Group (CBG), a multi-billion dollar business. In this capacity, Score is responsible for a broad range of products and services, which include mobile phones, computing, tablets, MP3, e-Readers, health and fitness and all related accessories. In addition, Score and his team oversee the full chain of Best Buy Mobile standalone stores across the country. Score is a 27-year Best Buy employee, previously serving as president of Best Buy Mobile. During his Best Buy career, Score has held several increasingly senior positions including district manager, regional manager and regional vice president. In addition, he currently serves as president of the Best Buy Children's Foundation.

Jude Buckley
Jude Buckley is the senior vice president and chief operating officer of Best Buy's Connectivity Business Group (CBG). He is responsible for enterprise connectivity and oversees vendor and carrier relationships, merchandising, accessories, services, store operations, multi-channel, IT and supply chain for the Connectivity Business Group. Under his guidance, Best Buy has rapidly expanded the Best Buy Mobile experience beyond Best Buy stores into more than 380 Best Buy Mobile standalone stores across the U.S. Previous to joining Best Buy in 2008, he was managing director with The Carphone Warehouse in Sweden for seven years. Before that, he was an investment banker in London and also worked as a tax accountant in Brisbane.

About Best Buy Co., Inc.
Best Buy Co., Inc. (NYSE: BBY) is the global leader in consumer electronics with more than 1,400 locations, $50B in annual revenue and the 11th largest retail website. Our nearly 170,000 employees are committed to helping deliver the technology solutions that provide value, enabling access to people, knowledge, ideas and fun - whether online, in-stores and via their mobile devices. Our competitive prices, vast assortment of products and services, highly knowledgeable staff and industry leading physical and digital assets make us the best value for consumers. To learn more about Best Buy, visit us at www.investors.bestbuy.com. Shop us at http://www.bestbuy.com/ or stop by one of our stores to touch, test and try and latest technology. Find us on Facebook at https://www.facebook.com/bestbuy and follow us on Twitter at @BestBuy.

Exhibit 99

Investor Contacts:
Bill Seymour, Vice President, Investor Relations
(612) 291-6122 or bill.seymour@bestbuy.com

Adam Hauser, Director, Investor Relations
(612) 291-4446 or adam.hauser@bestbuy.com

Mollie O'Brien, Director, Investor Relations
(612) 291-7735 or mollie.obrien@bestbuy.com

Media Contact:
Amy von Walter, Senior Director, Public Relations
(612) 291-4490 or amy.vonwalter@bestbuy.com